Exhibit 8.3

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
www.lw.com

FIRM /AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
[•] March 2014	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
Gates Global Inc.	Hamburg	San Francisco
Ritter House, 5th floor	Hong Kong	Shanghai
P.O. Box 3200	Houston	Silicon Valley
Road Town	London	Singapore
Tortola VG1110	Los Angeles	Tokyo
British Virgin Islands	Madrid	Washington, D.C.

Dear Sirs

Re:	Gates Global Inc., a British Virgin Islands business company (limited by shares) (the “Company”) The registration statement on Form F-1 (Registration No. 333-193027) (as filed and amended, the “Registration Statement”) filed by the Company on 23 December 2013 with the Securities and Exchange Commission registering ordinary shares of the Company, par value $0.01 per share (the “Shares”), under the Securities Act of 1933

We have acted as English legal advisers to the Company in relation to the transaction described herein. We have taken instructions solely from the Company.

1.	INTRODUCTION

1.1	Purpose

In connection with the Registration Statement, you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation – Material United Kingdom Tax Considerations”.

1.2	Legal review

For the purpose of issuing this letter we have reviewed only the Registration Statement. The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

1.3	Applicable law

This letter, the opinion given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinion given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects the opinion stated below; and

(b)	we express no opinion in this letter on the laws of any jurisdiction other than England.

1.4	Assumptions and reservations

The opinion given in this letter is strictly limited to the matters stated in paragraph 2 (Material United Kingdom Tax Considerations) below and does not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	MATERIAL UNITED KINGDOM TAX CONSIDERATIONS

Subject to paragraph 1 (Introduction) and the other matters set out in this letter, it is our opinion that, as at today’s date, the statements in the Registration Statement under the caption “Taxation – Material United Kingdom Tax Considerations” insofar as such statements purport to constitute summaries of United Kingdom tax law and regulations or definitive legal conclusions with respect thereto, constitute the opinion of Latham & Watkins (London) LLP as to the matters described therein.

3.	EXTENT OF OPINION

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the transaction described herein or the transactions contemplated by the Registration Statement other than as specified in paragraph 2 (Material United Kingdom Tax Considerations).

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressees of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, and, other than as set out below, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose (including, without limitation, by any person, firm or other entity that acquires Shares from you), without our prior written consent, which may be granted or withheld in our discretion. This letter may, however, be disclosed by the addressees hereof to their legal advisers and/or to the extent required by law or regulation or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein in each case for purposes of information only on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result of any such disclosure.

Yours faithfully

LATHAM & WATKINS

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